Exhibit 10.2

PROLOGIS, INC.

2018 AMENDMENT TO

OUTPERFORMANCE PLAN LTIP UNIT AWARD AGREEMENTS

RECITALS

WHEREAS, the undersigned (“Grantee”) is an executive officer of Prologis, Inc. (the “Company”) and pursuant to the Prologis, Inc. Long-Term Incentive Plan (as amended and supplemented from time to time, the “Plan”) was granted the Full Value Awards (as defined in the Plan) for the  2016-2018 and 2017-2019 performance periods (the “Applicable Performance Periods”) under the Prologis, Inc. Outperformance Plan (as amended, restated and supplemented from time to time, the “2016 POP”)  (referred to herein collectively as “Awards” and each as an “Award”) in the form of the number of LTIP Units (as defined in the Limited Partnership Agreement of (as amended and supplemented from time to time, the “Partnership Agreement”) of Prologis, L.P. (the “Partnership”)) set forth therein (the “Award LTIP Units”).  The Awards relate to the settlement of  Participation Points awarded to Grantee for the Applicable Performance Periods and have the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth in the applicable LTIP Unit Award Agreement (referred to herein individually as an “Award Agreement” and together with all such agreements for all Grantee’s Awards for the Applicable Performance Periods, the “Award Agreements”), the 2016 POP and the Partnership Agreement.

WHEREAS, the Grantee, as well as certain other similarly situated recipients of awards under the 2016 POP, elected to amend the terms of Awards as herein provided, and Grantee hereby consents to and agrees to the amendments with respect to all Grantee’s Award Agreements as provided in this amendment (this “Amendment”).

WHEREAS, effective as of March 22, 2018, the Award Agreement and the 2016 POP (for purposes of the Grantee’s Award Agreements that are amended pursuant to this Amendment) shall be deemed to have been amended as provided herein.  All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Award Agreement, the 2016 POP or the Partnership Agreement, as applicable.

NOW, THEREFORE, the Company, the Partnership and the Grantee consent to and agree as follows:

(1)	The following defined terms will be added to the 2016 POP for purposes of the Grantee’s Award Agreements that are amended pursuant to this Amendment:

“Good Works” means service for an organization unrelated to the Company and approved by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company as a primary occupation, subject to such terms and conditions as determined by the Committee in connection with its approval.  By way of illustration, the following could qualify as Good Works unless the Committee determines in its discretion that allowing it to so qualify would not be in the best interests of the Company and its stockholders: (i) service to non-profit

ACTIVE/85992724.5

ACTIVE/94025955.10

organizations such as non-governmental organizations or charities active in education, public policy, human rights, humanitarian activities, sustainability or environmental stewardship, (ii) service for departments, agencies or instrumentalities of  federal, state or local governments; (iii) military service or (iv) positions in the administration or faculty of non-profit educational institutions of any level.  If the Committee approves a Participant’s engagement in Good Works, the Participant’s employment with the Company shall not be considered interrupted if he or she ceases his or her service to the Company or a Related Company, as applicable, while the Participant continues to engage in the Good Works, and if he or she resumes employment with the Company or a Related Company without interruption after performing Good Works, he or she shall be deemed to have been continuously employed by the Company or a Related Company, as applicable.  If the Participant ceases to perform Good Works (“Good Works Interruption”) (a) after he or she would have been eligible for Retirement or (b) by reason of the Participant’s death or Disability, he or she shall be deemed for purposes of Section 2.5 to have terminated his or her employment with the Company and Related Companies as of the date of the Good Works Interruption in a “Qualified Termination.”  Unless the Committee otherwise determines, Good Works Interruption other than under the circumstances described in clause (a) or (b) above shall be deemed termination of the Participant’s employment with the Company as of the date of the Good Works Interruption other than in a Qualified Termination.

Notwithstanding the foregoing, the benefits associated with Good Works shall cease in the event the Participant engages, participates or assists, directly or indirectly, in activities relating to any Competing Business (as hereinafter defined) (except for activities performed on behalf of the Company or any of its affiliates), whether as employee, owner, partner, shareholder, consultant, agent, co-venturer or otherwise, or invests in industrial real estate or a fund or entity holding industrial real estate, other than through ownership of not more than five percent (5%) of the outstanding shares of a public company provided that Grantee is a passive investor in and does not actively manage or exercise control over such entity.

The term “Competing Business” shall mean (other than the Company or a surviving or resulting entity upon a Change of Control, or any of their respective affiliates) (A) a publicly-traded company that owns, operates, manages, acquires, develops or holds investments in 10 million square feet or more of commercial real estate or commercial real estate comprising more than 5% of such company’s total assets reported in its most recently filed Annual Report on Form 10-K with the Securities and Exchange Commission or its total assets under management or (B) any privately-held entity, including investment funds, advisory firms, operating companies or closely-held ventures, engaged in the business of owning, operating, managing, acquiring, developing or otherwise investing in commercial real estate.

(2)

The Award Agreement provides that Award LTIP Units are subject to performance vesting and continuous service requirements pursuant to which they are subject to forfeiture (i) based on the Company’s performance by reference to the provisions of Sections 2.1, 2.2, 2.3 and 2.4 of the 2016 POP, and (ii) in the

ACTIVE/94025955.10

event of termination of the Grantee’s employment, death or disability by reference to the provisions of Section 2.5 of the 2016 POP, as modified by Section 2.6 of the 2016 POP in the event of a Change of Control.  This Amendment replaces for Grantee’s Awards selected sections as provided below of all applicable Award Agreements in ways that will cause such performance vesting and continuous service requirements to be different for such Awards from those provided in the 2016 POP itself and Grantee hereby agrees that each Awards shall be governed by the applicable Award Agreement as amended by this Amendment notwithstanding the provisions of the 2016 POP of the provisions of awards made to others whose awards are not being similarly amended.

(3)

With respect to Grantee’s Awards, the provisions of Section 2.4 of the 2016 POP and Section 2(ii)(c) and 2(ii)(d) of all applicable Award Agreements are hereby replaced in their entirety with the following:

(c)  Vesting of Award LTIP Units.

(A)

After applying Section 2(iii) hereof in the event of termination of the Grantee’s employment, death or disability prior to the Valuation Date, the Base Value as determined pursuant to Section 2(ii)(a) and (b) above for the Grantee shall be divided by the Fair Market Value of a share of Common Stock (as defined in the 2016 POP) as of the date the Committee makes its final determination of the Base Value pursuant to Section 2.3 of the 2016 POP (appropriately adjusted to the extent that the “REIT Shares Amount” or the “Deemed Partnership Interest Value” with respect to “Common Units” (all as defined in the Partnership Agreement) have been adjusted since the Grant Effective Date).  The resulting number of Award LTIP Units is hereafter referred to as the “BV Earned LTIP Unit Equivalent,” provided that the determination of the BV Earned LTIP Unit Equivalent is subject to the contingency and deferral provisions of Section 2(ii)(d) below.

(B)	Twenty percent (20%) of the BV Earned LTIP Unit Equivalent (the “Immediate Vesting BV LTIPs”) shall:

(I)	become vested as of the Valuation Date, and

(II)

not be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law (each such action a “Transfer”) until after the third anniversary of the Valuation Date for the applicable Performance Period; provided, however, that (x) the Grantee may elect to have a portion of the Immediate Vesting BV LTIPs used to satisfy taxes (if any) in accordance with Section 3.6 of the 2016 POP and (y) the Immediate Vesting BV LTIPs may be Transferred prior to such date in accordance with the Plan, so long as the transferee agrees in writing with the Company to be bound

ACTIVE/94025955.10

by all applicable terms and conditions and that subsequent Transfers shall be prohibited except those in accordance with this Section 2(ii)(c)(B).  Any attempted Transfer of Immediate Vesting BV LTIPs not in accordance with the terms and conditions of this Section 2(ii)(c)(B) shall be null and void, and the Company shall not reflect on its records any change in record ownership of any such Immediate Vesting BV LTIPs as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfers (the limitations on Transfer described in this clause (II) are referred to herein as the “Transfer Restrictions”).

(C)

Eighty percent (80%) of the BV Earned LTIP Unit Equivalent (the “Deferred Vesting BV LTIPs”) shall become vested on the tenth anniversary of the Initial Date (“Tenth Anniversary”), subject to Grantee’s continuous employment with the Company or a Related Company through the Tenth Anniversary or a Qualified Termination as provided in Section 2(iii) below, except as provided in Section 2(iv) below in the event of a Change of Control.  Grantee shall be entitled to receive each distribution declared and paid on Deferred Vesting BV LTIPs after the date the Committee makes its final determination of the Base Value pursuant to Section 2.3 of the 2016 POP unless Grantee’s employment terminates for any reason other than a Qualified Termination and Grantee forfeits the Deferred Vesting BV LTIPs as provided in Section 2(iii) below.  If the Deferred Vesting BV LTIPs do not become vested pursuant to this Section 2(ii)(c)(C), they shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Deferred Vesting BV LTIPs, but Grantee shall retain all dividends and distributions he or she received on account thereof prior to the date of forfeiture.

(D)

After applying Section 2(iii) hereof in the event of termination of Grantee’s employment, death or disability prior to the Valuation Date, vesting of the Excess Value (if any) as determined pursuant to Section 2(ii)(a) and (b) above for the Grantee shall be subject to performance requirements as set forth below and Grantee’s continuous employment with the Company or a Related Company or Qualified Termination as set forth in Sections 2(ii)(c)(E) and 2(ii)(c)(F) below:

(I)

one-third of such Excess Value (the “First Tranche”) if the Absolute Shareholder Return from the Valuation Date to the first anniversary of the Valuation Date for the applicable Performance Period (the “First Anniversary”) equals or exceeds the Cumulative Index Return over the same period;

ACTIVE/94025955.10

(II)

one-third of such Excess Value (the “Second Tranche”) if the Absolute Shareholder Return from the Valuation Date to the second anniversary of the Valuation Date for the applicable Performance Period (the “Second Anniversary”) equals or exceeds the Cumulative Index Return over the same period; and

(III)

one-third of such Excess Value (the “Third Tranche”) if the Absolute Shareholder Return from the Valuation Date to the third anniversary of the Valuation Date for the applicable Performance Period (the “Third Anniversary”) equals or exceeds the Cumulative Index Return over the same period.

(E)

Each of the First Tranche, Second Tranche and Third Tranche, as applicable, is referred to in this Section 2(ii)(c)(E) and in Section 2(ii)(c)(F) below as the “Applicable Tranche.”  Each of the First Anniversary, Second Anniversary and Third Anniversary, as applicable, is referred to in this Section 2(ii)(c)(E) and in Section 2(ii)(c)(F) below as the “Applicable Anniversary.”  The amount of the Applicable Tranche shall be divided by the Fair Market Value of a share of Common Stock (as defined in the 2016 POP) as of the date the Committee makes its final determination that the Cumulative Index Return condition has been satisfied as of the Applicable Anniversary with respect to the Applicable Tranche (appropriately adjusted to the extent that the “REIT Shares Amount” or the “Deemed Partnership Interest Value” with respect to “Common Units” (all as defined in the Partnership Agreement) have been adjusted since the Grant Effective Date).  The resulting number is hereafter referred to as the “AT Earned LTIP Unit Equivalent,” provided that the determination of the AT Earned LTIP Unit Equivalent is subject to the contingency and deferral provisions of Section 2(ii)(d).  If the Cumulative Index Return condition is not satisfied as of the Applicable Anniversary, the Applicable Tranche shall, without payment of any consideration by the Company or the Partnership, automatically and without notice be forfeited and be and become null and void, and neither Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such Applicable Tranche.

(F)	Twenty percent (20%) of the AT Earned LTIP Unit Equivalent for the Applicable Tranche (the “Immediate Vesting AT LTIPs”) shall:

(I)	become vested as of the Applicable Anniversary; and

(II)	be subject to the Transfer Restrictions.

(G)

Eighty percent (80%) of the AT Earned LTIP Unit Equivalent for the Applicable Tranche (the “Deferred Vesting AT LTIPs”) shall become vested on the Tenth Anniversary, subject to Grantee’s continuous employment with the Company or a Related Company through the Tenth Anniversary or a

ACTIVE/94025955.10

Qualified Termination as provided in Section 2(iii) below, except as provided in Section 2 (iv) below in the event of a Change of Control.  Grantee shall be entitled to receive each distribution declared and paid on Deferred Vesting AT LTIPs after the date the Committee makes its final determination of the satisfaction of the Cumulative Index Return condition as of the Applicable Anniversary with respect to the Applicable Tranche, unless Grantee’s employment terminates for any reason other than a Qualified Termination and Grantee forfeits the Deferred Vesting AT LTIPs as provided in Section 2(iii) below.  If the Deferred Vesting AT LTIPs do not become vested pursuant to this Section 2(ii)(c)(F), they shall, without payment of any consideration by the Partnership, automatically and without notice be forfeited and be and become null and void, and neither Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in the Deferred Vesting AT LTIPs, but Grantee shall retain all dividends and distributions he or she received on account thereof prior to the date of forfeiture.

(d)  Positive TSR Return Modifier.

(A)

Notwithstanding Section 2(ii)(c) above, subject to Section 2(iv) below in the event of a Change of Control, if Positive TSR has not been achieved upon completion of the applicable Performance Period, then neither the Base Value nor the Excess Value (if any), and therefore neither the BV Earned LTIP Unit Equivalent nor the AT Earned LTIP Unit Equivalent, shall be determined unless Positive TSR is achieved within seven (7) years following the end of the Performance Period.  For purposes of the preceding sentence, the Company’s Absolute Shareholder Return shall be measured at the end of each quarter, beginning with the first quarter following the end of the Performance Period, and it shall be measured from the beginning of the Performance Period through the end of such quarter.

(B)

With respect to the Positive TSR requirement, Grantee’s employment with the Company or a Related Company need not continue past the Valuation Date with respect to the applicable Performance Period for determination of the BV Earned LTIP Unit Equivalent in respect of the Base Value or determination of the AT Earned LTIP Unit Equivalent with respect to Excess Value (if any).  For the avoidance of doubt, continuous service requirements will continue to apply with respect to the Applicable Tranches through the Applicable Anniversary and with respect to the Deferred Vesting BV LTIPs and the Deferred Vesting AT LTIPs through the Tenth Anniversary, as provided in Section 2(ii)(c) above subject to Sections 2(iii) and 2(iv) below.

(C)

If Positive TSR is achieved within the seven (7) year period following the end of the applicable Performance Period, then as soon as reasonably practicable, but no later than seventy-five (75) days after the end of the quarter during which Positive TSR is achieved, the BV Earned LTIP Unit Equivalent and the

ACTIVE/94025955.10

AT Earned LTIP Unit Equivalent for any Applicable Tranche that would otherwise have become earned prior to the end of such quarter shall be determined in the same manner as provided in Section 2(ii)(c) above, except that the dollar amount of the Base Value and of any portion of the Excess Value (if any) that would otherwise have been earned prior to end of such quarter with respect to an Applicable Tranche, shall be divided by the Fair Market Value of a share of Common Stock (as defined in the 2016 POP) as of the last day of the quarter during which Positive TSR is achieved with respect to the Base Value, rather than as of the earlier date provided in Section 2(ii)(c).  If Positive TSR is achieved prior to the First Anniversary, Second Anniversary or Third Anniversary, as applicable, then any portion of the Excess Value that has not been earned in accordance with Section 2(ii)(c)(E) as of the last day of the quarter during which Positive TSR is achieved shall be earned and become vested in accordance with Section 2(ii)(c)(F) and (G) above without further regard to the Company’s Absolute Shareholder Return being a positive or negative number as of the Applicable Anniversary when the Cumulative Index Return requirement is tested.

(D)

Subject to Section 2(iv) below in the event of a Change of Control, if Positive TSR is not achieved within the seven (7) year period following the end of the applicable Performance Period, then notwithstanding Section 2(ii)(b) and the determination of the total value of Awards pursuant to Sections 2.2 and 2.3 of the 2016 POP, the applicable Awards and all Award LTIP Units held by the Grantee with respect to the applicable Performance Period shall, without payment of any consideration by the Company or the Partnership, automatically and without notice terminate, be forfeited and be and become null and void, and neither Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in either the Base Value or the Excess Value with respect to such Awards or such Award LTIP Units.

(4)

Notwithstanding Section 2.5 of the 2016 POP, the continuous service requirements of the 2016 POP shall be applied to Grantee’s Awards as hereafter provided and Section 2(iii) of all applicable Award Agreements is hereby replaced in its entirety with the following:

(iii) Termination of Grantee’s Employment; Death and Disability.

(A)

If the Grantee’s employment with the Company or a Related Company terminates, the provisions of this Section 2(iii) shall govern the treatment of the Grantee’s Awards exclusively, regardless of the provision of any employment or other agreement to which the Grantee is a party or any termination or severance policies of the Company then in effect, which shall be superseded hereby such that, by way of illustration, any provisions thereof with respect to payout or the lapse of forfeiture restrictions relating to the Grantee’s incentive or other compensation awards in the event of certain types

ACTIVE/94025955.10

of termination of the Grantee’s employment with the Company (such as, for example, termination at the end of the term, termination without Cause by the employer) shall not be interpreted as requiring that any calculations set forth herein to be performed.

(B)

In the event of termination of the Grantee’s employment (I) by the Grantee upon Retirement or (II) by reason of the Grantee’s death or Disability (each of (I) and (II) a “Qualified Termination”), it being understood that in the event of the Grantee’s Good Works, Good Works Interruption shall be deemed a “Qualified Termination” under the circumstances described in clause (a) or (b) in the definition of Good Works) after the Initial Date, but prior to the Valuation Date with respect to the applicable Performance Period, then the Grantee will retain the Award LTIP Units with respect to such Performance Period, but all calculations and vesting, if any, with respect to Grantee’s Awards shall be made at the same time and on the same conditions set forth in Sections 2.2, 2.3 and 2.4 of the 2016 POP for all other Grantees as provided in this Section 2(iii).

(C)	In the event of a termination of the Grantee’s employment for any reason other than a Qualified Termination:

(I)

prior to the Valuation Date with respect to the applicable Performance Period, all Awards LTIP Units held by the Grantee for such Performance Period shall, without payment of any consideration by the Company, or the Partnership automatically and without notice terminate, be forfeited and be and become null and void;

(II)	after the Valuation Date with respect to the applicable Performance Period but prior to the last day of the quarter during which Positive TSR is achieved:

(x) the Grantee will retain his or her right to receive the Immediate Vesting BV LTIPs and the Immediate Vesting AT LTIPs with respect to Applicable Anniversaries that occur prior to the termination date, but all calculations and vesting determinations, if any, with respect to Grantee’s Awards shall be made pursuant to Section 2(ii)(d) above at the same time and on the same conditions set forth in Section 2.4(f) of the 2016 POP for all other Grantees; and

(y) all other rights of Grantee for such Performance Period (including any right to vest in Deferred Vesting BV LTIPs and Deferred Vesting AT LTIPs) shall, without payment of any consideration by the Company, automatically and without notice terminate, be forfeited and be and become null and void; and

ACTIVE/94025955.10

(III)

after the Valuation Date with respect to the applicable Performance Period if (x) Section 2(ii)(d) above relating to the Positive TSR requirement is not applicable or (y) termination occurs after the last day of the quarter during which Positive TSR is achieved, all rights of Grantee for such Performance Period under all Awards held by Grantee for such Performance Period other than the right to retain the Immediate Vesting BV LTIPs and any Immediate Vesting AT LTIPs with respect to any Applicable Anniversary that occurred prior to the date of termination shall, without payment of any consideration by the Company or the Partnership automatically and without notice terminate, be forfeited and be and become null and void, and neither Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests with respect to Deferred Vesting BV LTIPs or Deferred Vesting AT LTIPs under such Awards.

(D)

With respect to the Immediate Vesting BV LTIPs and any Immediate Vesting AT LTIPs that have become vested in accordance with Section 2(ii) above, the Transfer Restrictions provided in Section 2(ii)(c)(B) and (F) above, if still in effect, shall terminate immediately in the event of termination of the Grantee’s employment by reason of death or Disability.

(E)

With respect to the Deferred Vesting BV LTIPs and any Deferred Vesting AT LTIPs, in the event of a Qualified Termination after the Valuation Date and prior to the Tenth Anniversary with respect to the applicable Performance Period, Grantee’s Deferred Vesting BV LTIPs and any Deferred Vesting AT LTIPs shall no longer be subject to forfeiture pursuant to Section 2(ii)(c) or 2(ii)(d), but, notwithstanding that no continuous employment requirement applies:

(I)

all calculations and vesting determinations, if any, with respect to Grantee’s Deferred Vesting BV LTIPs and applicable Deferred Vesting AT LTIPs shall be made pursuant to Section 2(ii)(c) above at the same time and on the same conditions set forth in Section 2.4 of the 2016 POP as applicable, for all other Grantees; and

(II)	such Award LTIP Units shall be subject to the Transfer Restrictions until after the Tenth Anniversary.

(5)

Notwithstanding Section 2.6 of the 2016 POP, the change of control provisions of the 2016 POP shall be applied to Grantee’s Awards as hereafter provided and Section 2(iv) of all applicable Award Agreements is hereby replaced in its entirety with the following:

(iv)Change of Control.

ACTIVE/94025955.10

(A)

In the event of a Change of Control (as defined in the 2016 POP), if the Change of Control occurs prior to the last day of the applicable Performance Period (the “End Date”), the Committee will determine the size of the Performance Pool in accordance with Section 2.2 of the 2016 POP and the total value of the Awards in accordance with Sections 2(ii)(a) and 2(ii)(b) above no later than the date of consummation of the Change of Control; provided that:

(I)

the Positive TSR requirement set forth in Section 2(ii)(d) shall no longer apply to the Immediate Vesting BV LTIPs, any Immediate Vesting AT LTIPs, the Deferred Vesting BV LTIPs or any Deferred Vesting AT LTIPs; and

(II)

if the Valuation Date occurs upon the date of a Change of Control on or before the first anniversary of the Initial Date with respect to the applicable Performance Period, the total value of each Award for such Performance Period shall be prorated by multiplying it by a fraction (x) the numerator of which is the number of days elapsed between the Initial Date and the date of the Change of Control and (y) the denominator of which is 365.

For avoidance of doubt, in the event of a Change of Control, the performance of all calculations and actions pursuant to Section 2(ii) above shall be conditioned upon the final consummation of such Change of Control.

(B)	With respect to the Immediate Vesting BV LTIPs and any Immediate Vesting AT LTIPs:

(I)

if the Change of Control occurs prior to the End Date, the Immediate Vesting BV LTIPs and any Immediate Vesting AT LTIPs shall become vested, unless the Grantee has already forfeited the Award pursuant to Section 2(iii)(c)(I) above, upon the earliest of:

(x)the effective date of the Grantee’s Qualified Termination,

(y)the effective date of termination of the Grantee’s employment by the Company (or its successor) or a Related Company without Cause or by the Grantee with Good Reason if such termination occurs within 24 months following the Change of Control, or

(z)the End Date if the Grantee remains employed by the Company (or its successor) or a Related Company until such date.

ACTIVE/94025955.10

(II)

if the Change of Control occurs after the End Date, but vesting of the Immediate Vesting BV LTIPs and any Immediate Vesting AT LTIPs has not occurred as a result of the Positive TSR requirement set forth in Section 2(ii)(d) above not being satisfied, the Immediate Vesting BV LTIPs and any Immediate Vesting AT LTIPs shall become vested, unless the Grantee has forfeited the Award pursuant to Section 2(iii) above, upon consummation of the Change of Control; and

(III)

if the Change of Control occurs after the End Date, Grantee shall be eligible to participate in the Change of Control transaction, if applicable, with respect to any Award LTIPs that become vested without regard to the Transfer Restrictions provided in Section 2(ii)(c)(B) and (F), as applicable, and such restrictions shall no longer apply following consummation of the Change of Control.

(C)	With respect to the Deferred Vesting BV LTIPs and any Deferred Vesting AT LTIPs:

(I)

if the Change of Control occurs prior to the End Date or occurs after the End Date but the Deferred Vesting BV LTIPs and any Deferred Vesting AT LTIPs were deferred as a result of the Positive TSR requirement set forth in Section 2(ii)(d) not being satisfied, the Deferred Vesting BV LTIPs and any Deferred Vesting AT LTIPs shall be earned, regardless of whether the positive TSR requirement is satisfied, unless the Grantee has forfeited the Award pursuant to Section 2(iii) above, and become vested upon the earliest of:

(x)the effective date of the Participant’s Qualified Termination,

(y)the effective date of termination of the Participant’s employment by the Company (or its successor) or a Related Company without Cause or by the Participant with Good Reason if such termination occurs within 24 months following the Change of Control, or

(z)the Tenth Anniversary if the Participant remains employed by the Company (or its successor) or a Related Company until such date; and

(II)

if the Change of Control occurs after the End Date and the Positive TSR requirement was satisfied prior to the date of the Change of Control, the Deferred Vesting BV LTIPs and any Deferred Vesting AT LTIPs shall become vested as provided in Section 2(ii)(c)

ACTIVE/94025955.10

above unless Grantee has forfeited the Award pursuant to Section 2(iii) above and Grantee shall be allowed to participate in the Change of Control transaction with respect to such Award LTIPs; provided that in the circumstances set forth in Section 2(iv)(C)(I)(x) and (y) , such Award LTIPs or securities of a successor company issued to the Grantee shall no longer be subject to the Transfer Restrictions provided in Section 2(ii)(c)(B) and (F), as applicable, following consummation of the Change of Control.

(D)

Notwithstanding the foregoing, if the Company’s successor does not irrevocably and unconditionally agree to assume the Awards in connection with the Change of Control, Grantee’ Awards (including both the Immediate Vesting BV LTIPs, all Immediate Vesting AT LTIPs, the Deferred Vesting BV LTIPs and all Deferred Vesting AT LTIPs) shall become fully vested upon consummation of the Change of Control.

[Signature Page Follows]

ACTIVE/94025955.10

IN WITNESS WHEREOF, the undersigned have caused this Award to be executed on the [__] day of [______], 2018.

PROLOGIS, inc.

By:

        Name:

        Title:

Prologis, L.P.

By: prologis, INc.,

Its General Partner

By:

        Name:

        Title:

Grantee

Name:

Address:

ACTIVE/94025955.10